                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [ ]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                CTS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                CTS CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

CTS LOGO

                           CTS CORPORATION LETTERHEAD

                                 March 22, 1999

Dear CTS Shareholder:

     You are cordially invited to attend the 1999 Annual Meeting of Shareholders of CTS Corporation. The meeting will be held on Friday, April 30, 1999, at 9:00 a.m. Eastern Standard Time at CTS' corporate office, 905 West Boulevard North, Elkhart, Indiana 46514.

     The official notice of meeting, proxy statement and form of proxy are enclosed. We hope you will attend the meeting in person. Whether you plan to attend the meeting or not, we encourage you to read this proxy statement and vote your shares. The vote of every shareholder is important.

     We look forward to seeing you at the meeting.

                                         JOSEPH P. WALKER
                                         Joseph P. Walker
                                         Chairman of the Board
                                         President and Chief
                                         Executive Officer

                                    CTSLOGO

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 30, 1999

To CTS Shareholders:

     The Annual Meeting of Shareholders of CTS Corporation will be held at 9:00 a.m. Eastern Standard Time, Friday, April 30, 1999, at the CTS corporate office, 905 West Boulevard North, Elkhart, Indiana 46514.

     Only shareholders of record at the close of business on March 12, 1999 may vote at this meeting or any adjournments that may take place. At the meeting, we will:

     1. Elect a Board of Directors;

     2. Approve the CTS Corporation Management Incentive Bonus Plan;

     3. Attend to other business properly presented at the meeting.

     Your Board of Directors recommends that you vote in favor of the two proposals outlined in this proxy statement.

                                       By Order of the Board of Directors,
                                       JEANNINE M. DAVIS LOGO
                                       Jeannine M. Davis
                                       Secretary
March 22, 1999

                            YOUR VOTE IS IMPORTANT.
            PLEASE DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY,
           WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                CTS CORPORATION

                                PROXY STATEMENT
                          ---------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 30, 1999

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of CTS Corporation of proxies to be voted at the Annual Meeting of Shareholders to be held on Friday, April 30, 1999. Following is important information in a question-and-answer format regarding the Annual Meeting and this proxy statement.

Q:  WHAT MAY I VOTE ON?

A:  (1) The election of nominees to serve on our Board of Directors; and

    (2) Approval of the CTS Corporation Management Incentive Bonus Plan.

Q:  HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

A: The Board recommends a vote FOR each of the nominees and FOR the approval of the CTS Corporation Management Incentive Bonus Plan.

Q:  HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

A: Although we do not know of any business to be considered at the 1999 Annual Meeting other than the proposals described in this proxy statement, if any other business is presented at the Annual Meeting, your signed proxy card gives authority to Joseph P. Walker, CTS' Chairman, President and Chief Executive Officer, and Jeannine M. Davis, CTS' Senior Vice President, General Counsel and Secretary, to vote on those matters at their discretion.

Q:  HOW MANY VOTES ARE NEEDED FOR APPROVAL OF EACH ITEM?

A: Assuming that at least a majority of shares are present at the Annual Meeting, the five director-nominees receiving the most votes will be elected. Only votes cast for a nominee will be counted, except that your proxy will be voted for the five nominees unless the proxy contains contrary instructions. Abstentions, broker non-votes and instructions on your proxy to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes. Assuming that a majority of shares are present at the Annual Meeting, the CTS Corporation Management Incentive Bonus Plan will be approved if a majority of the shares present vote to approve it. An abstention will have the same effect as a vote against this proposal. Broker non-votes will not be voted for or against this proposal and will not be counted as entitled to vote.

Q:  WHO IS ENTITLED TO VOTE?

A: Shareholders as of the close of business on March 12, 1999 (the Record Date) are entitled to vote at the Annual Meeting. As of the Record Date, 13,762,935 shares of CTS common stock were issued and outstanding. Every shareholder of common stock is entitled to one vote for each share of common stock held on the Record Date.

Q:  HOW DO I VOTE?

A: Sign and date each proxy you receive and return it in the prepaid envelope. If you return your signed proxy but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the two proposals. You have the right to revoke your proxy any time before the meeting by:

    (1) notifying CTS' Secretary;

    (2) returning a later-dated proxy card; or

    (3) voting in person at the meeting.

Q:  WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

A: It means you hold shares registered in more than one account. Sign and return all proxies you receive to ensure that all your shares are voted.

Q:  HOW MUCH DID THIS PROXY SOLICITATION COST?

A: Georgeson & Co., Inc. was hired to assist in distribution of proxy materials and solicitation of votes for $5,000, plus their reasonable expenses. We also reimburse banks, brokers and other custodians, fiduciaries and nominees for their costs of sending proxy and solicitation materials to our shareholders.

Q:  WHEN ARE SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING DUE?

A: To be considered for inclusion in next year's proxy statement, shareholder proposals must be submitted in writing to the Secretary of CTS at the CTS Corporate Office by November 22, 1999. In addition, CTS' advance notice bylaw provisions require that to be presented from the floor of the 2000 Annual Meeting any shareholder proposal, including the nomination of a candidate for director, must be submitted in writing to the CTS corporate office no earlier than December 17, 1999 and no later than February 1, 2000. Certain information is required to be included with shareholder proposals. This information is described in CTS' bylaws. Copies of the bylaws may be obtained free of charge from the CTS Secretary.

                           PROPOSALS YOU MAY VOTE ON

1. ELECTION OF DIRECTORS

   There are five nominees for election. Detailed information on each is provided on page 6. All directors are elected annually and serve a one-year term.

        YOUR BOARD RECOMMENDS A VOTE FOR EACH OF THESE DIRECTOR-NOMINEES

2. THE CTS CORPORATION MANAGEMENT INCENTIVE BONUS PLAN

   The purpose of the CTS Corporation Management Incentive Bonus Plan is to promote the achievement of important CTS performance goals by linking management incentive compensation directly to those goals. Detailed information about this plan is provided on pages 16 to 17.

            YOUR BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE CTS
                  CORPORATION MANAGEMENT INCENTIVE BONUS PLAN

                         ITEM 1. ELECTION OF DIRECTORS

                      NOMINEES FOR THE BOARD OF DIRECTORS

LAWRENCE J. CIANCIA                                          Director since 1990
Age 56

Mr. Ciancia is a partner in Corporate Development International, a corporate search firm specializing in mergers, acquisitions and divestitures. During the past five years he served as Vice President, Growth & Development, of Uponor U.S., a supplier of PVC pipe products, speciality chemicals and PVC compounds, and Chief Operating Officer of Uponor ETI Company, formerly Concorde Industries, Inc. Mr. Ciancia is a member of the Audit Committee and Chairman of the Compensation Committee of the Board.

THOMAS G. CODY                                               Director since 1998
Age 57

Mr. Cody is Executive Vice President, Legal and Human Resources, of Federated Department Stores, Inc. Mr. Cody is a member of the Compensation and Nominating Committees of the Board.

GERALD H. FRIELING, JR.                                      Director since 1982
Age 68

Mr. Frieling is Vice Chairman of the Board of Tokheim Corporation, a manufacturer of petroleum dispensing equipment, systems and control devices, and President of Frieling and Associates, a consulting firm. Previously he served as Chairman of the Board and Chief Executive Officer of Tokheim Corporation. Mr. Frieling is a member of the Compensation and Nominating Committees and Chairman of the Audit Committee of the Board.

ROBERT A. PROFUSEK                                           Director since 1998
Age 49

Mr. Profusek is a Partner and Head of the Transactions Practice Group of Jones, Day, Reavis & Pogue, a global law firm. He is a member of the Audit Committee of the Board.

JOSEPH P. WALKER                                             Director since 1987
Age 60

Mr. Walker is Chairman of the Board, President and Chief Executive Officer of CTS. He is also a member of the Nominating Committee of the Board.

--------------------------------------------------------------------------------

            YOUR BOARD RECOMMENDS A VOTE FOR EACH OF THESE DIRECTORS

--------------------------------------------------------------------------------

             FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

     During 1998 the Board of Directors held ten meetings. Each director attended 100% of the meetings of the Board of Directors and the committees of which he was a member in 1998.

                            COMMITTEES OF THE BOARD

AUDIT COMMITTEE

    Members: Directors Ciancia, Frieling and Profusek
     Number of Meetings in 1998: Four
    Functions:

      --  Recommends independent auditors and oversees their activities

      --  Oversees internal controls, audits and compliance programs

COMPENSATION COMMITTEE

    Members: Directors Ciancia, Cody and Frieling
     Number of Meetings in 1998: Six
    Functions:

      --  Establishes executive compensation

      -- Administers the CTS Corporation Management Incentive Bonus Plan, the CTS Corporation 1988 Restricted Stock and Cash Bonus Plan and the CTS Stock Option Plans

NOMINATING COMMITTEE

    Members: Directors Cody, Frieling and Walker
     Number of Meetings in 1998: Three
    Functions:

      --  Recommends candidates for membership on the Board

                                DIRECTOR COMPENSATION

     Employee directors receive no additional compensation for serving on the Board of Directors or Board Committees.

     Non-employee directors receive the following fees for their service on the
Board:

 --  Annual Board Retainer..................................    $17,500
 --  Annual Retainer for each Committee.....................    $ 2,500
 --  Meeting Fee for each Board or Committee
     Meeting attended in person.............................    $ 1,500
 --  Meeting Fee for subsequent meetings attended on the
     same day...............................................    $   750
 --  Meeting Fee for each Board or Committee
     Meeting attended by telephone..........................    $   750

     In 1990 CTS adopted the CTS Corporation Stock Retirement Plan for Non-employee Directors. Under that plan, a deferred stock account is established for each non-employee director. On January 1st of each year, 400 common stock units are credited to each non-employee director's account in the plan. Each account is also credited with common stock units when credits equivalent to cash dividends on the shares in an account aggregate an amount equal to the value of a share of common stock on a dividend payment date. Deferred common stock units are distributable as of January 1st of the year after the director leaves the Board of Directors. CTS expended $54,300 in 1998 for the common stock units credited to the deferred stock accounts of non-employee directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Profusek is a Partner and Head of the Transactions Practice Group of Jones, Day, Reavis & Pogue, a law firm which CTS has retained for specific legal services and litigation, on a case by case basis, for over five years.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires CTS' directors, executive officers and certain persons who own more than 10% of CTS' common stock to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of CTS common stock. Executive officers, directors and greater than 10% shareholders are required to furnish CTS with copies of all Section 16(a) reports they file.

     CTS believes that all required Section 16(a) filings were timely made in 1998 except that reports disclosing exercises of employee stock options were inadvertently filed late for James N. Hufford and George T. Newhart.

              DIRECTORS' AND OFFICERS' INDEMNIFICATION AGREEMENTS

     CTS has entered into Indemnification Agreements with each of its executive officers and directors, which provide that CTS will indemnify them to the fullest extent allowed by CTS' bylaws and the Indiana Business Corporation Law, in the event that he or she was or is made a party or threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is an executive officer or director of CTS. The indemnification agreements provide indemnification for acts occurring prior to the execution of the agreements.

                            STOCK PERFORMANCE GRAPH

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN

     The following graph compares the cumulative total shareholder return on CTS common stock with Standard & Poor's 500 Stock Index and the Technology 500 Stock Index for the years 1994 through 1998. The graph assumes that $100 was invested on December 31, 1993 in each of CTS common stock, the S&P 500 Stock Index and the Technology 500 Stock Index.

------------------------------------------------------------------------------------------------------
          Growth in Value              1993     1994       1995       1996       1997       1998
------------------------------------------------------------------------------------------------------
 CTS Corporation                       $100    $142.99    $198.14    $228.05    $516.19    $708.16
 S&P 500                               $100    $101.32    $139.40    $171.40    $228.59    $293.91
 Technology-500                        $100    $116.55    $167.88    $238.17    $300.32    $519.48
------------------------------------------------------------------------------------------------------

                          STOCK OWNERSHIP INFORMATION

     Five Percent Owners of Common Stock. The table below lists the persons known by CTS to beneficially own at least 5% of CTS' common stock as of March 5, 1999.

          NAME AND ADDRESS            NUMBER OF SHARES   PERCENT OF CLASS
-------------------------------------------------------------------------
Gabelli Funds, Inc.,                      1,165,012(1)         8.5%
GAMCO Investors, Inc.,
Gemini Capital Management Ltd.
One Corporate Center
Rye, NY 10580
Marc J. Gabelli and Mario J. Gabelli
Joseph P. Walker                            689,262(2)         5.0%

-------------------------------------

(1) Includes 326,000 shares held by Gabelli Funds, Inc., 829,012 shares held by GAMCO Investors, Inc., and 10,000 shares held by Gemini Capital Management Ltd. which were reported on a joint Schedule 13D Amendment filed March 3, 1999, the most recent filing by such Reporting Persons. According to the
    Schedule 13D, each of the Reporting Persons and Covered Persons has the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of the Securities reported for it, either for its own benefit or for the benefit of its investment clients or its partners, as the case may be, except that GAMCO Investors, Inc. does not have authority to vote 25,000 of the reported shares, and except that Gabelli Funds, Inc. has sole dispositive and voting power with respect to the 326,000 reported shares held by the Funds, so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in CTS and, in that event, the Proxy Voting Committee of each of the Funds will respectively vote the Fund's shares, and except that, at any time, the Proxy Voting Committee of each such Fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such Fund under special circumstances such as regulatory considerations, and except that the power of Mario Gabelli, Marc Gabelli and Gabelli Funds, Inc. is indirect with respect to Securities beneficially owned directly by other Reporting Persons.

(2) Includes 12,253 shares held in Mr. Walker's account in the CTS Corporation Retirement Savings Plan as of December 31, 1998. Also includes 600,000 shares subject to currently exercisable employee stock options and 2,250 shares owned by Mr. Walker's spouse, beneficial ownership of which Mr. Walker disclaims.

                     DIRECTORS' & OFFICERS' STOCK OWNERSHIP

     The following table shows how much CTS common stock each Named Executive Officer and director-nominee owned as of March 5, 1999. Please note that, as reported in this table, beneficial ownership includes those shares a director or officer has the power to vote or transfer, as well as shares owned by immediate family members that reside in the same household with the director or officer. Additionally, the shares shown as beneficially owned by directors Ciancia, Cody and Frieling, who are members of the Compensation Committee, do not include 597,450 shares held by the Northern Trust Company as Trustee of the CTS Corporation Employee Benefit Plans Master Trust. The Compensation Committee has voting and investment authority over those shares.

-------------------------------------------------------------------------------------------------------------------------
                                                                 SHARES
                                                                HELD IN
                                                 OPTIONS         401(K)       DIRECTORS'
                                  SHARES       EXERCISABLE     PLAN AS OF      DEFERRED                      % OF
                               BENEFICIALLY      WITHIN       DECEMBER 31,      COMMON                      SHARES
           NAME                   OWNED          60 DAYS          1998        STOCK UNITS      TOTAL      OUTSTANDING
-------------------------------------------------------------------------------------------------------------------------
 Lawrence J. Ciancia               1,500               0              0          5,894           7,394          *
-------------------------------------------------------------------------------------------------------------------------
 Thomas G. Cody                      500               0              0            300             800          *
-------------------------------------------------------------------------------------------------------------------------
 James L. Cummins                 42,043               0          1,285              0          43,328          *
-------------------------------------------------------------------------------------------------------------------------
 Jeannine M. Davis                49,219         150,000          1,020              0         200,239        1.5%
-------------------------------------------------------------------------------------------------------------------------
 Gerald H. Frieling, Jr.           3,000               0              0          7,163          10,163          *
-------------------------------------------------------------------------------------------------------------------------
 William J. Kaska                 38,000          25,500              0              0          63,500          *
-------------------------------------------------------------------------------------------------------------------------
 Robert A. Profusek                1,700               0              0            300           2,000          *
-------------------------------------------------------------------------------------------------------------------------
 Donald R. Schroeder              19,500          15,600         19,363              0          54,463          *
-------------------------------------------------------------------------------------------------------------------------
 Joseph P. Walker                 77,009         600,000         12,253              0         689,262        5.0%
-------------------------------------------------------------------------------------------------------------------------
 All Directors and Officers
 as a Group                      313,735         832,500         37,383         13,657       1,197,275        8.7%
-------------------------------------------------------------------------------------------------------------------------

*Less than 1%.

          EXECUTIVE COMPENSATION: REPORT OF THE COMPENSATION COMMITTEE

     THE COMMITTEE'S RESPONSIBILITIES: The Compensation Committee of the Board has responsibility for setting and administering CTS' executive compensation policies. The Committee is composed entirely of non-employee, outside directors. Reports of the Committee's actions and decisions are presented to the full Board. The purpose of this report is to summarize the principles, specific program objectives and other factors considered by the Committee in reaching its determinations regarding executive compensation.

     COMPENSATION PHILOSOPHY: The Committee has implemented executive compensation programs which:

     - Encourage strong financial and operational performance of CTS;

     - Link compensation to the interests of shareholders;

     - Emphasize performance-based compensation;

     - Provide a competitive level of total compensation necessary to attract and retain talented and experienced executives.

     COMPENSATION METHODOLOGY: The Committee believes that CTS' executive compensation programs reflect this philosophy and provide executives strong incentives to maximize CTS' performance and enhance shareholder value. The executive compensation programs consist of both annual and long-term components and include performance-based and equity-based components. Periodically the Committee reviews market data and assesses CTS' competitive position in the area of executive compensation. CTS also retains independent compensation and benefits consultants to assist in evaluating executive compensation programs. The use of independent consultants provides additional assurance that CTS' programs are reasonable and appropriate.

     COMPONENTS OF COMPENSATION:

     - Base Salary: Annual base salary is designed to compensate CTS executives for their qualifications, responsibilities and performance. CTS' objective is to compensate executives within the mid-level of the range of base salaries paid for similar positions at similar companies.

     - Annual Incentives: CTS has maintained an annual management incentive bonus plan for a number of years which provides cash compensation incentives based on the financial performance of CTS. Specifically, awards have historically been made based on the achievement of pre-established return on assets (ROA) targets. For 1998, CTS achieved 166% of the ROA target established by the Compensation Committee. As a result, the Named Executive Officers received formula bonuses equal to between 66% and 83% of their base salaries. Presented for shareholder approval in 1999 is the CTS Corporation Management Incentive Bonus Plan which is described under the caption Item 2. Approval of the CTS Corporation Management Incentive Bonus Plan, on pages 16 to 17 of this proxy statement.

     - Long Term Stock-Based Compensation: CTS uses two forms of stock-based long-term incentives, restricted stock grants and stock options, under plans previously approved by the shareholders. The Committee believes that stock ownership and stock-based compensation are valuable tools for motivating employees to improve the long-term performance of CTS. We also believe that they are the best way to tie a significant amount of an executive's potential income to enhanced shareholder value. CTS' stock-compensation plans have change of control provisions under which, upon a change of control of CTS, plan benefits accelerate and vest immediately.

       Stock options are generally awarded on an annual basis by the Compensation Committee at fair market value and vest over a four year period. Stock options were granted to all CTS executive officers in 1998 except for Joseph P. Walker. Those granted to the Named Executive Officers are summarized in the table captioned Option Grants in Last Fiscal Year on page 15 of this proxy statement. Restricted stock grants are used selectively to provide incentive to key employees who contribute or are expected to contribute materially to the success of CTS. No restricted stock grants were awarded in 1998. The number of shares previously awarded to the Named Executive Officers, their market value, vesting schedules and related bonuses, are set forth in the Summary Compensation Table on page 13 of this proxy statement.

     DEDUCTIBILITY OF CERTAIN EXECUTIVE COMPENSATION: Federal income tax law caps at $1,000,000 the deductible compensation per year for the Named Executive Officers in the proxy statement, subject to certain exceptions. In developing and implementing executive compensation policies and programs, the Compensation Committee considers whether particular payments and awards are deductible for federal income tax purposes, along with other relevant factors. Consistent with this policy, the Committee has taken what it believes to be appropriate steps to maximize the deductibility of executive compensation. Awards under the CTS Corporation Management Incentive Bonus Plan will qualify for deductibility if the plan is approved by the shareholders at the 1999 Annual Meeting. While it is the general intention of the Committee to meet the requirements for deductibility, the Committee may approve payment of non-deductible compensation from time to time if circumstances warrant. The Committee will continue to review and monitor its policy with respect to the deductibility of compensation.

                     CTS CORPORATION COMPENSATION COMMITTEE

                      Lawrence J. Ciancia, Thomas G. Cody
                          and Gerald H. Frieling, Jr.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

---------------------------------------------------------------------------------------------------------------
                                              ANNUAL                   LONG-TERM
                                           COMPENSATION              COMPENSATION
                                       -------------------------------------------------
                                                               RESTRICTED     SECURITIES
                                                                  STOCK       UNDERLYING       ALL OTHER
                                        SALARY      BONUS      AWARD(S)(1)     OPTIONS      COMPENSATION(2)
NAME AND PRINCIPAL POSITION    YEAR      ($)         ($)           ($)           (#)              ($)
---------------------------------------------------------------------------------------------------------------
 Joseph P. Walker(3)(5)        1998    $519,231    $431,000        $0                0          $7,228
 Chairman of the Board,        1997    $441,977    $386,700        $0          600,000          $7,006
 President and Chief           1996    $342,167    $205,300        $0                0          $6,007
 Executive Officer
---------------------------------------------------------------------------------------------------------------
 William J. Kaska(4)(5)        1998    $202,742    $125,400        $0            5,000          $8,064
 Group Vice President          1997    $ 63,219    $116,600        $0                0          $4,689
---------------------------------------------------------------------------------------------------------------
 Jeannine M. Davis(5)          1998    $157,682    $104,700        $0            5,000          $6,561
 Senior Vice President,        1997    $131,279    $ 91,900        $0          150,000          $4,707
 General Counsel and           1996    $121,179    $ 72,700        $0                0          $4,005
 Secretary
---------------------------------------------------------------------------------------------------------------
 Donald R. Schroeder(5)        1998    $148,701    $ 98,700        $0            3,000          $5,622
 Vice President, Sales         1997    $130,594    $ 91,400        $0                0          $4,766
 and Marketing                 1996    $126,692    $ 76,000        $0                0          $4,464
---------------------------------------------------------------------------------------------------------------
 James L. Cummins(5)           1998    $136,951    $ 90,900        $0            3,000          $4,753
 Vice President                1997    $116,965    $ 81,900        $0                0          $4,638
 Human Resources               1996    $110,423    $ 66,300        $0                0          $4,348
---------------------------------------------------------------------------------------------------------------

(1) At December 31, 1998 the Named Executive Officers held the following restricted shares on which transfer restrictions had not lapsed:

-----------------------------------------------------------------------------------------
                                                       NUMBER OF        VALUE AT
                                                        SHARES      DECEMBER 31, 1998
-----------------------------------------------------------------------------------------
 Joseph P. Walker                                        6,000          $261,000
-----------------------------------------------------------------------------------------
 William J. Kaska                                        5,400          $234,900
-----------------------------------------------------------------------------------------
 Jeannine M. Davis                                       1,200          $ 52,200
-----------------------------------------------------------------------------------------
 Donald R. Schroeder                                       600          $ 26,100
-----------------------------------------------------------------------------------------
 James L. Cummins                                        2,400          $104,400
-----------------------------------------------------------------------------------------

 The table below reflects cash payments made to the Named Executive Officers in connection with the lapse of transfer restrictions on restricted shares for the years 1996-1998.

--------------------------------------------------------------------------------------------------
                               JOSEPH P.    WILLIAM J.    JEANNINE M.    DONALD R.    JAMES L.
                                WALKER        KASKA          DAVIS       SCHROEDER    CUMMINS
--------------------------------------------------------------------------------------------------
 1998                           $92,500      $70,025        $14,950       $11,200     $27,450
--------------------------------------------------------------------------------------------------
 1997                           $92,500      $37,375        $32,150       $11,200     $24,775
--------------------------------------------------------------------------------------------------
 1996                           $75,000        -            $23,325       $ 8,175     $15,750
--------------------------------------------------------------------------------------------------

(2) The table below shows the components of the All Other Compensation column for 1998:

------------------------------------------------------------------------------------------
                                               CTS MATCH      IMPUTED INCOME
                                              UNDER 401(K)       ON TERM
                                                  PLAN        LIFE INSURANCE    TOTAL
------------------------------------------------------------------------------------------
 Joseph P. Walker                                $3,600           $3,628        $7,228
------------------------------------------------------------------------------------------
 William J. Kaska                                $3,600           $4,464        $8,064
------------------------------------------------------------------------------------------
 Jeannine M. Davis                               $3,600           $2,961        $6,561
------------------------------------------------------------------------------------------
 Donald R. Schroeder                             $3,600           $2,022        $5,622
------------------------------------------------------------------------------------------
 James L. Cummins                                $3,600           $1,153        $4,753
------------------------------------------------------------------------------------------

(3) Mr. Walker has an employment agreement with CTS which provides that for five years, beginning on May 9, 1997, Mr. Walker will be employed by CTS as Chairman of the Board, President and Chief Executive Officer, at an initial annual salary of $500,000. During the term of the agreement, if Mr. Walker's employment is terminated as a result of his death or disability, for good reason (as defined) or by CTS without cause (as defined), Mr. Walker will receive severance benefits equal to his then current annual salary for the remainder of the term, plus an annual bonus for each year remaining in the term equal to the largest cash and stock bonus that he received during the five fiscal years preceding the date of termination. In addition, if Mr. Walker's employment is terminated by Mr. Walker for good reason or by the Corporation without cause, Mr. Walker may instead receive a lump sum equal to 3 1/3 times the sum of his then current annual salary and the largest cash and stock bonus that he received during the five fiscal years preceding the date of the employment agreement. Any payments to Mr. Walker upon a change in control are increased to compensate Mr. Walker for any excise tax payable by him pursuant to Section 280G of the Internal Revenue Code of 1986 (the "Code"). The payments and benefits to Mr. Walker under his employment agreement are reduced automatically by any corresponding payments or benefits under his severance agreement described below.

(4) Mr. Kaska was elected an officer of CTS on August 13, 1997.

(5) The Named Executive Officers have executed severance agreements with CTS, which have a rolling three-year term which is automatically extended each January 1 unless notice is given otherwise. The severance agreements become operative only upon a change in control of CTS. Severance benefits are provided if, upon a change in control, CTS terminates a covered executive's employment without cause or the executive terminates his or her employment for good reason (each as defined). Severance compensation under the agreements includes a multiple (two or three, depending upon level of job responsibility) of base salary, a multiple (two or three, depending upon level of job responsibility) of the average annual incentive compensation awarded to the executive during the three fiscal years preceding the fiscal year in which the change in control occurred, the continued participation for a number of months following termination in welfare benefit plans and other similar benefit programs, a lump sum payment equal to the increase in actuarial value of the benefits under CTS' qualified and supplemental retirement plans that the executive would have received had he or she remained employed, outplacement services, and, in lieu of perquisites provided immediately prior to the change in control, the payment of the lesser of $50,000 or 10% of the total base salary and incentive compensation. In addition, if any payments made to the executive are subject to the excise tax under Section 280G of the Code, CTS will make an additional payment in an amount to put the executive in the same after-tax position as if no excise tax had been imposed.

                                 STOCK OPTIONS

     The following table reflects information about stock options awarded to the Named Executive Officers in 1998:

                       OPTION GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS


----------------------------------------------------------------------------------------------------------
                                                                                                 POTENTIAL
                                                                                                REALIZABLE
                                                                                          VALUE AT ASSUMED
                                                                                              ANNUAL RATES
                                                                                            OF STOCK PRICE
                                                                                          APPRECIATION FOR
                                                                                            OPTION TERM(1)
----------------------------------------------------------------------------------------------------------
                                                 % OF
                                                 TOTAL
                                                OPTIONS
                                 SECURITIES     GRANTED
                                 UNDERLYING       TO        EXERCISE
                                  OPTIONS      EMPLOYEES      PRICE      EXPIRATION
            NAME                  GRANTED       IN 1998     ($)/SHARE)      DATE        5%($)      10%($)
----------------------------------------------------------------------------------------------------------
 Joseph P. Walker                   0            0%           N/A           N/A          N/A        N/A
----------------------------------------------------------------------------------------------------------
 William J. Kaska                  5,000        3.6%         $28.00      6-25-2003     $38,679    $ 85,471
----------------------------------------------------------------------------------------------------------
 Jeannine M. Davis                 5,000        3.6%         $28.00      6-25-2003     $38,679    $ 85,471
----------------------------------------------------------------------------------------------------------
 Donald R. Schroeder               3,000        2.1%         $28.00      6-25-2003     $23,208    $ 51,283
----------------------------------------------------------------------------------------------------------
 James L. Cummins                  3,000        2.1%         $28.00      6-25-2003     $23,208    $ 51,283
----------------------------------------------------------------------------------------------------------

(1) Potential realizable value is determined by assuming an initial value of $28.00 per share, the market closing price for CTS common stock on the date of grant, and applying the stated annual appreciation rate compounded annually for the remaining term of the option, subtracting the exercise price and multiplying the remainder by the number of shares subject to options granted. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

 ---------------------------------------------------------------------------------------------------------
                                                                                        VALUE OF
                         NUMBER OF                        NUMBER OF                    UNEXERCISED
                          SHARES                    SECURITIES UNDERLYING             IN-THE-MONEY
                         ACQUIRED      VALUE         UNEXERCISED OPTIONS               OPTIONS AT
                        ON EXERCISE   REALIZED     AT FISCAL YEAR END (#)          FISCAL YEAR END ($)
         NAME               (#)         ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
 ---------------------------------------------------------------------------------------------------------
   Joseph P. Walker       22,500      $452,775     600,000         7,500       $13,602,000     $232,800
 ---------------------------------------------------------------------------------------------------------
   William J. Kaska        6,000      $172,500      25,500        11,000       $   823,095     $263,740
 ---------------------------------------------------------------------------------------------------------
   Jeannine M. Davis      12,600      $286,284     150,000         9,500       $ 3,400,500     $217,180
 ---------------------------------------------------------------------------------------------------------
   Donald R.
     Schroeder                 0      $      0      15,600         6,900       $   496,854     $167,556
 ---------------------------------------------------------------------------------------------------------
   James L. Cummins       17,700      $536,115           0         7,500       $         0     $186,180
 ---------------------------------------------------------------------------------------------------------

                                  PENSION PLAN

     The table below shows the estimated annual retirement benefits payable to a covered participant in the CTS Corporation Salaried Employees' Pension Plan. The benefit formula is calculated as 1% of highest average monthly pay during any three calendar years of a participant's last ten calendar years of service, multiplied by a participant's credited service.

                                YEARS OF PARTICIPATION
 COMPENSATION       15         20         25         30         35
  $  200,000     $ 30,000   $ 40,000   $ 50,000   $ 60,000   $ 70,000
 --------------------------------------------------------------------------
  $  300,000     $ 45,000   $ 60,000   $ 75,000   $ 90,000   $105,000
 --------------------------------------------------------------------------
  $  400,000     $ 60,000   $ 80,000   $100,000   $120,000   $140,000
 --------------------------------------------------------------------------
  $  600,000     $ 90,000   $120,000   $150,000   $180,000   $210,000
 --------------------------------------------------------------------------
  $  800,000     $120,000   $160,000   $200,000   $240,000   $280,000
 --------------------------------------------------------------------------
  $1,000,000     $150,000   $200,000   $250,000   $300,000   $350,000
 --------------------------------------------------------------------------
  $1,200,000     $180,000   $240,000   $300,000   $360,000   $420,000
 --------------------------------------------------------------------------

     The years of service credited to the Named Executive Officers as of December 31, 1998 are: Joseph P. Walker - 10.78 years; William J. Kaska - 6.78 years; Jeannine M. Davis - 18.78 years; Donald R. Schroeder - 26.44 years; and James L. Cummins - 21.78 years.

     Section 415 of the Internal Revenue Code generally places a limit of $130,000 on the amount of annual pension benefits that may be paid at age 65 from a plan like CTS'. The Code also places a $10,000 limit, subject to adjustment by the Internal Revenue Service, on annual contributions by an employee to the CTS Corporation Retirement Savings Plan, and in addition, imposes a combined limitation when an employee is covered by both types of plans. Under a supplemental benefit in this plan and an unfunded plan adopted in 1996, however, CTS will make payments as permitted by the Code to certain participants in CTS' pension plan in an amount equal to the difference, if any, between the benefits that would have been payable under this plan without regard to the limitations imposed by the Code and the actual benefits payable under the plan.

                    ITEM 2: APPROVAL OF THE CTS CORPORATION
                        MANAGEMENT INCENTIVE BONUS PLAN

     You are asked to consider and approve adoption of the CTS Corporation Management Incentive Bonus Plan. A summary of this plan follows. Please refer to Exhibit A to this proxy statement for the full text of the plan.

     Shareholder approval of this plan will allow payments made under it to be fully tax deductible as "performance-based" compensation under section 162(m) of the Internal Revenue Code. As discussed on page 12 in the section entitled "Deductibility of Certain Executive Compensation" section 162(m) of the Code disallows the corporate tax deduction for certain compensation in excess of $1 million per year paid to an executive officer whose compensation is required to be reported in the proxy statement. However, certain compensation, including compensation based on the attainment of performance goals, is excluded from this deduction limit if the material terms of the plan are approved by the shareholders.

PURPOSE. The purpose of the Plan is to promote the attainment of pre-established performance goals for CTS by providing incentive compensation for certain key executives of CTS and its subsidiaries.

ADMINISTRATION. The Plan is administered by the Compensation Committee of the Board of Directors, which is comprised solely of non-employee, outside directors of CTS.

ELIGIBLE PARTICIPANTS. All officers, general managers and managing directors of CTS or a strategic business unit or subsidiary of CTS, are eligible to participate in the Plan, as are key functional managers approved by the Compensation Committee.

PRINCIPAL FEATURES OF THE PLAN. The Compensation Committee establishes performance objectives under the plan in writing within 90 days following the beginning of each fiscal year, for CTS and for each operating unit and group. These performance objectives are based on one or more of the following measures of performance: (1) return on assets; (2) net profit after tax return on assets;
(3) stock price appreciation; (4) earnings per share; (5) earnings before interest and taxes; or (6) earnings before interest, taxes, depreciation and amortization. The performance objectives may be expressed in terms of absolute levels or percentages or ratios expressing relationships between two or more of the performance measures, period-to-period changes, relative to business plans or budgets or relative to one or more companies or indices.

     Target bonuses are between 10% and 50% of a participant's salary. Bonus awards may range from 0% to 200% of the target bonus amount based on the level of performance against the pre-established objectives.

     Following the year end audit, the Compensation Committee will certify in writing that the material terms of the performance goals have been satisfied before any bonuses are paid under the Plan.

     Bonuses under the Plan will be made in a lump sum payment in cash and/or CTS common stock or to a deferred plan established for this purpose.

     The complete text of the CTS Corporation Management Incentive Bonus Plan is included as Exhibit A to this proxy statement.

     It is not possible at this time to determine the bonuses that may become payable under the Plan for 1999. Notwithstanding any other provision of the Plan, in no event will any bonus award under the Plan exceed $1,000,000 with respect to any fiscal year. No bonuses will be paid unless you approve the Plan.

--------------------------------------------------------------------------------

              YOUR BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE
                CTS CORPORATION MANAGEMENT INCENTIVE BONUS PLAN

--------------------------------------------------------------------------------

                     CORPORATION'S INDEPENDENT ACCOUNTANTS

     The Corporation's independent accountants are PricewaterhouseCoopers. Representatives of the independent accountants will attend the Annual Meeting, to be available to respond to appropriate questions by shareholders and to have the opportunity to make statements, if they desire.

                     1998 ANNUAL REPORT ON S.E.C. FORM 10-K

     Upon the written request of a CTS shareholder owning shares of common stock on the Record Date, to Jeannine M. Davis, Secretary of CTS Corporation, 905 West Boulevard North, Elkhart, Indiana 46514, CTS will provide to such shareholder, without charge, a copy of its 1998 Annual Report on S.E.C. Form 10-K, including the financial statements and financial statement schedules.

                                         By Order of the Board of Directors,

                                         /s/ Jeannine M. Davis

                                         Jeannine M. Davis
                                         Secretary

Elkhart, Indiana
March 22, 1999

                                                                       EXHIBIT A

                                CTS CORPORATION
                        MANAGEMENT INCENTIVE BONUS PLAN

SECTION 1. OBJECTIVE: The CTS Corporation Management Incentive Bonus Plan's objective is to increase the focus of key executives and managers of the Company on improving the financial performance of CTS to provide all of the Corporation's shareholders with an optimum return on their investment, while also providing the financial resources to support the Corporation's growth objectives.

SECTION 2. PHILOSOPHY: The compensation of certain key executives and managers should be based, in part, on pre-established financial objectives of the Corporation. This incentive Plan is intended to focus the effort of the Plan participants on achieving the goals approved by the Compensation Committee to ensure the profitability and long-term growth of CTS.

SECTION 3. ADMINISTRATION: The Compensation Committee shall consider and, if appropriate, approve a plan annually pursuant to this Plan. The Plan shall be administered by the Compensation Committee. The decision of the Compensation Committee shall be final as to the interpretation of the Plan or any rule, procedure or action related thereto.

SECTION 4. ELIGIBILITY: Categories of eligible Plan participants are President; Group Vice Presidents, Sr. Vice Presidents, and Chief Financial Officer; Corporate Vice Presidents and SBU General Managers-Vice Presidents; Managing Directors and other Corporate Officers; and Key Functional Managers.

To receive a bonus under this Plan, a participant must be an active, full-time employee on the last business day of the Company's fiscal year. Those joining during the year will be awarded a pro-rata bonus based upon days in the Plan.

If a participant dies, and such death occurs during the last two fiscal quarters of the year, a bonus, pro-rated in accordance with the number of days in the year in which he participated before his death, will be paid to his beneficiary at the same time and in the same manner as bonuses for the year are paid to Plan participants. The beneficiary shall be the beneficiary designated for the employee's group life insurance plan. If no such beneficiary has been designated, the bonus will be paid to the employee's estate.

If a participant retires prior to the last day of the Plan year, a bonus, pro-rated in accordance with the number of days in the year in which he participated before his retirement, shall be paid to such participant at the same time and in the same manner as bonuses for the year are paid to other participants.

SECTION 5. BONUS PERCENTAGES AND COMPONENTS: The target bonus payable to each participant will be between 10% and 50% of a participant's salary. Bonus awards may range from 0% to 200% of the target bonus amount depending on the level of attainment of the established performance goals.

Salary, as used to determine an employee's bonus, shall mean the employee's total base salary earned in the bonus year, before deductions for salary reduction benefit plans, but excluding any and all items or forms of special compensation, bonuses, commissions or reimbursed expenses. Notwithstanding any other provision of this Plan to the contrary, in no event will a bonus award paid to any Covered Employee exceed $1,000,000.

     The above provisions notwithstanding:

     A. If an extraordinary event results in a loss for the bonus year, the Chief Executive Officer, Chief Operation Officer and Chief Financial Officer shall not be eligible for a bonus.

     B. If Corporate, an SBU, operating unit or plant forecasts or sustains a loss for the year, Plan participants at that location shall not be eligible for a formula bonus.

     C. Except for a Plan participant who is the Chief Executive Officer or acting in such capacity at the close of the taxable year and except for Plan participants whose total compensation for the taxable year is required to be reported to shareholders of the Corporation under the Securities Exchange Act of 1934 by reason of such participants being among the four highest compensated officers for the taxable year (other than the Chief Executive Officer), collectively referred to hereafter as the "Named Executive Officers" (the Chief Executive Officer and the Named Executive Officers are referred to collectively hereafter as the "Covered Employees"), management may recommend and the Committee may approve discretionary bonuses based on a participant's individual performance or other circumstances which warrant recognition.

SECTION 6. FINANCIAL OBJECTIVES: The Compensation Committee will establish performance objectives each fiscal year for the Corporation and each operating unit and group based solely on one or more of the following measures:

     A.  Return on Assets (ROA);

     B.  Net profit after tax ROA;

     C.  Stock price appreciation;

     D.  Earnings per share;

     E.  Earnings before interest and taxes; or

     F.  Earnings before interest, taxes, depreciation and amortization.

Such performance objectives may be expressed with respect to the Corporation or one or more operating units or groups and may be expressed in terms of absolute levels or percentages or ratios expressing relationships between two or more of the foregoing measures of performance, period-to-period changes, relative to business plans or budgets or relative to one or more other companies or indices. This section is intended to comply with the exception from Section 162 (m) of the Internal Revenue Code of 1986, as amended, for qualified performance based compensation and will be construed, applied and administered accordingly.

When determining formula bonuses, actual performance against pre-established performance objectives may be adjusted only to the extent necessary to prevent dilution or enlargement of any bonus award as a result of extraordinary events or circumstances, as determined by the Compensation Committee, or to exclude the effects of extraordinary, unusual or nonrecurring events, changes in accounting principles, discontinued operations, acquisitions, divestitures and material restructuring charges; provided, however, in the case of a Covered Employee, no such adjustment will be made if the effect of such adjustment would be to cause the related bonus award to fail to qualify as "performance based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

SECTION 7. CALCULATION, APPROVAL AND PAYMENT: Upon completion of the annual audit and certification of results by the Company's independent auditors, the CEO shall recommend bonuses for Plan participants to the Compensation Committee. Except with respect to the Covered Employees, the CEO may recommend increases in individual bonuses or the addition or deletion of a participant to or from the Plan in view of extraordinary or unusual events or circumstances.

The Committee shall review the CEO's recommendations and, except with respect to the Covered Employees, make such adjustments as it deems appropriate. The Committee shall certify in writing that the material terms of the performance goals for the Covered Employees have been satisfied before any bonuses are paid to the Covered Employees.

Payment of bonuses under this Plan, as approved by the Committee and reviewed by the Board of Directors, shall be made in a lump sum payment in cash and/or CTS Common Stock promptly after such approval, or to such deferred plan as the Corporation may establish for such purposes. The Corporation may deduct from any payment such amounts as may be required to be withheld under any federal, state or local tax laws.

SECTION 8. NO CONTRACT: This Plan is not and shall not be construed as an employment contract or as a promise or contract to pay bonuses to participants or their beneficiaries. The Plan shall be approved by the Compensation Committee and reviewed at least annually by the Board of Directors, and the Plan may be amended from time to time by the Compensation Committee without notice. No participant or beneficiary may sell, assign, transfer, discount or pledge as collateral for a loan, or otherwise anticipate any right to payment or a bonus under this Plan.

SECTION 9. EFFECTIVENESS: This Plan will become effective as of February 19, 1999; provided, however, that no bonus award will be paid under the Plan unless prior to such payment, the holders of a majority of the shares of the Corporation's Common Stock actually voting on the matter approves this Plan at a meeting of the shareholders of the Corporation.

           CTS CORPORATION                               PROXY

905 West Boulevard North, Elkhart,        THIS PROXY IS SOLICITED ON BEHALF OF
Indiana 46514                             THE BOARD OF DIRECTORS The
                                          undersigned, having received the
1999 Annual Meeting of Shareholders       Notice of Annual Meeting of
                                          Shareholders and the Proxy Statement
                                          hereby appoints Joseph P. Walker and
                                          Jeannine M. Davis as proxies, each
                                          with the power to appoint his or her
                                          substitute, and hereby authorizes
                                          them to represent and to vote, as
                                          designated below, all of the shares
                                          of Common Stock of CTS Corporation
                                          held of record by the undersigned on
                                          March 12, 1999, at the Annual Meeting
                                          of Shareholders originally convened
                                          on April 30, 1999 and at any
                                          adjournment thereof.
------------------------------------
1.  ELECTION OF DIRECTORS  [ ] FOR ALL nominees listed below
                           [ ] WITHHOLD AUTHORITY to vote for all nominees
                               listed below
                           [ ] FOR SOME of the nominees listed
                               below (See INSTRUCTION)

   L.J. Ciancia, T.G. Cody, G.H. Frieling, Jr., R.A. Profusek, J.P. Walker

INSTRUCTION: To withhold authority to vote on any individual nominee, write that nominee's name in the space provided below.
        This proxy will be voted for all nominees listed above except:

--------------------------------------------------------------------------------
              If not otherwise marked, this Proxy will be voted
                      for the election of all nominees.

2.    APPROVAL OF THE CTS CORPORATION MANAGEMENT INCENTIVE BONUS PLAN

              [ ] FOR            [ ] AGAINST           [ ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature ___________________________________

Signature ___________________________________
If Held Jointly

Dated  ________________________________ , 1999